Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of March 22, 2016, by and among MYR Group Inc. (the “Company”), Engine Capital, L.P., Engine Capital Management, LLC, Engine Jet Capital, L.P., Engine Airflow Capital, L.P., Engine Investments, LLC, Engine Investments II, LLC, Arnaud Ajdler (collectively, “Engine” and each an “Engine Member”), and John P. Schauerman (together with Arnaud Ajdler, the “Engine Appointees”). The Company, each Engine Member and each Engine Appointee is a “Party” to this Agreement, and collectively they are the “Parties”.

RECITALS

WHEREAS, the Company and certain Engine Members have engaged in various discussions and communications concerning the Company’s business, financial performance and strategic plans;

WHEREAS, Engine is deemed to beneficially own shares of common stock of the Company (the “Common Stock”) totaling, in the aggregate, 956,690 shares, or approximately 4.6%, of the Common Stock issued and outstanding on the date hereof;

WHEREAS, Engine submitted a nomination letter to the Company on January 6, 2016 (the “Nomination Letter”) notifying the Company of its intention to nominate director candidates for election to the Company’s board of directors (the “Board”) at the 2016 annual meeting of stockholders of the Company (the “2016 Annual Meeting”); and

WHEREAS, the Company and Engine have determined to come to an agreement with respect to the appointment of members of the Board, certain matters related to the 2016 Annual Meeting and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.      Board Matters; Board Appointments; 2016 Annual Meeting.

(a)   The Company agrees that, as promptly as practicable following the execution of this Agreement, the Board and all applicable committees of the Board will take all action necessary to:

(i)  expand the size of the Board from nine (9) directors to ten (10) directors, with the newly created vacancy apportioned to the Class III directors;

(ii)  appoint John P. Schauerman (“Mr. Schauerman”) to fill the newly created vacancy on the Board as a Class III director, with a term expiring at the 2016 Annual Meeting; and

(iii)  nominate Mr. Schauerman for election to the Board as a Class III director as part of the Company’s slate of director nominees for the 2016 Annual Meeting.

(b)   The Company agrees that, immediately following the 2016 Annual Meeting, the Board and all applicable committees of the Board will take all action necessary to (x) expand the size of the Board from ten (10) directors to eleven (11) directors, with the newly created vacancy apportioned to the Class I directors, and (y) appoint Arnaud Ajdler (“Mr. Ajdler”) to fill the newly created vacancy on the Board as a Class I director, with a term expiring at the 2017 Annual Meeting.

(c)   The Company agrees that it will recommend, support and solicit proxies for the election of Mr. Schauerman at the 2016 Annual Meeting in the same manner as for the Company’s other nominees standing for election to the Board at the 2016 Annual Meeting. The Company shall use its reasonable best efforts to hold the 2016 Annual Meeting no later than April 28, 2016.

(d)   If any Engine Appointee is unable to serve as a director or nominee or resigns as a director prior to the expiration of the Standstill Period, Engine shall have the ability to recommend a replacement person(s) (any such person shall be referred to as a “Engine Replacement Appointee”) (x) for appointment to the Board if the replaced Engine Appointee had been serving on the Board, or (y) for nomination for election to the Board if the replaced Engine Appointee had been nominated for election to the Board, each in accordance with this Section 1(d). Upon the recommendation of an Engine Replacement Appointee by Engine, the Board and any applicable committee thereof shall vote on the appointment or nomination of such Engine Replacement Appointee, as applicable, no later than five (5) business days after such recommendation; provided, however, that if the Board does not appoint or nominate such Engine Replacement Appointee as recommended, the Parties shall continue to follow the procedures of this Section 1(d) until an Engine Replacement Appointee is appointed or elected to the Board as recommended. Upon an Engine Replacement Appointee’s appointment to the Board, the Board and all applicable committees of the Board shall take all actions necessary to appoint such Engine Replacement Appointee to any applicable committee of the Board of which the resigned director was a member immediately prior to such director’s resignation. Any Engine Replacement Appointee designated pursuant to this Section 1(d) to replace any Engine Appointee that was appointed prior to the 2016 Annual Meeting shall be appointed following the 2016 Annual Meeting.

(e)   During the period commencing with the date of this Agreement through the expiration or termination of the Standstill Period, the Board and all applicable committees of the Board shall take all actions necessary (including with respect to nominations for election at the 2016 Annual Meeting) so that the size of the Board is no more (x) than ten (10) directors at any time prior to the 2016 Annual Meeting, and (y) eleven (11) directors at any time following the 2016 Annual Meeting, unless Engine consents in writing to enlarging the Board, such consent not to be unreasonably withheld, conditioned or delayed.

(f)   The Board and all applicable committees of the Board will take all action necessary to (i) appoint Mr. Schauerman to each of the Nominating and Corporate Governance Committee and Audit Committee, as promptly as practicable following the execution of this Agreement and (ii) appoint Mr. Ajdler to the Compensation Committee, as promptly as practicable following the 2016 Annual Meeting, subject, in each case, to his or her eligibility to serve in such capacity pursuant to applicable law and stock exchange regulations, as they may be amended from time to time. Additionally, the Board and all applicable committees of the Board will take all action necessary to insure that each committee of the Board, including any committee of the Board created during the Standstill Period, will include at least one Engine Appointee, subject to his or her eligibility to serve in such capacity pursuant to applicable law and stock exchange regulations, as they may be amended from time to time.

(g)   Upon the execution of this Agreement, Engine hereby irrevocably withdraws its Nomination Letter, and Engine hereby agrees not to (i) nominate any person for election at the 2016 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting, directly or indirectly, or (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting, directly or indirectly, and will not permit any of its Affiliates or Associates to do any of the items in this Section 1(g). Engine will not publicly or privately encourage or support any other stockholder to take any of the actions described in this Section 1(g).

(h)   At the 2016 Annual Meeting, Engine agrees to appear in person or by proxy and vote all shares of Common Stock beneficially owned by it (i) in favor of the election of each of the Company’s nominees for election to the Board (ratably with respect to all nominees), (ii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal and (iii) to ratify the appointment of the independent registered public accounting firm designated by the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

(i)    Engine agrees that it will cause each of its Affiliates and Associates to comply with the terms of this Agreement. As used in this Agreement, the terms “Affiliate” and “Associate” will have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”) and will include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

2.     Standstill Provisions.

(a)    Engine agrees that, from the date of this Agreement until the earlier of (x) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the 2017 Annual Meeting pursuant to the Company’s bylaws or (y) the date that is ninety (90) days prior to the first anniversary of the 2016 Annual Meeting (the “Standstill Period”), neither it nor any of its Affiliates or Associates under its control or direction will, and it will cause each of its Affiliates and Associates under its control not to, directly or indirectly, in any manner:

(i)  engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” as such terms are defined in Regulation 14A under the Exchange Act of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Company;

(ii)  form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes all or some of the Engine Members, but does not include any other entities or persons not identified as Engine Members as of the date hereof); provided, however, that nothing herein will limit the ability of an Affiliate or Associate of Engine to join its respective “group” following the execution of this Agreement, so long as any such Affiliate or Associate agrees to be bound by the terms and conditions of this Agreement;

(iii)  deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the Engine Members and otherwise in accordance with this Agreement;

(iv)  seek or encourage any person to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors; provided, however, that nothing in this Agreement shall prevent Engine or its Affiliates or Associates from taking actions in furtherance of identifying director candidates in connection with the 2017 Annual Meeting so long as such actions do not create a public disclosure obligation for Engine or the Company and are undertaken on a basis reasonably designed to be confidential;

(v)  (A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, (B) make any offer or proposal (with or without conditions) with respect to a merger, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company, or encourage, initiate or support any other third party in any such related activity or (C) make any public communication in opposition to any Company acquisition or disposition activity approved by the Board;

(vi)  vote for any director or directors for election to the Board other than those nominated or supported by the Board;

(vii)  except in accordance with Section 1, seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders (other than such encouragement, support or influence that is consistent with the Company’s management or the Board’s recommendation in connection with such matter);

(viii)  seek to call, or to request the call of, a special meeting of the Company’s stockholders, or make a request for a list of the Company’s stockholders or for any books and records of the Company; provided, however, any Engine Appointee shall have the right to request stocklist materials or other books and records of the Company in his or her capacity as a director of the Company;

(ix)  acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any Common Stock of the Company representing in the aggregate (among Engine and its Affiliates and Associates) in excess of 9.9% of the Company’s then outstanding Common Stock (other than securities issued or purchased by the Company pursuant to a stock split, stock dividend, stock repurchase or similar corporate action initiated by the Company with respect to any Common Stock beneficially owned by Engine Capital on the date of this Agreement);

(x)  other than through open market broker sale transactions where the identity of the purchaser is unknown, sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, any security of the Company or any right decoupled from such underlying security held by Engine to any third party that would to Engine’s knowledge result in such third party, together with its Affiliates, owning, controlling or otherwise having any beneficial or other ownership interest of any third party who, together with its Affiliates, has a beneficial or other ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time, except in each case either (A) in a transaction approved by the Board or (B) to a third party who is entitled, and following such transaction continues to be entitled, to file statements on Schedule 13G pursuant to Rule 13d-1(b) or Rule 13d-1(c) promulgated under the Exchange Act; or

(xi)  make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party.

(b)   Except as expressly provided in Section 1 or Section 2(a), each Engine Member will be entitled to:

(i)  vote its shares on any other proposal duly brought before the 2016 Annual Meeting, or otherwise vote as each Engine Member determines in its sole discretion provided that all Engine Members vote their shares in the same manner; or

(ii)  disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company and the reasons therefore; provided that, as applicable, all such activity is in compliance with the requirements of this Agreement and that such disclosure is made in a consistent manner and includes all Engine Members.

(c)   Nothing in this Section 2 shall be deemed to limit the exercise in good faith by an Engine Appointee of his or her fiduciary duties solely in his or her capacity as a director of the Company.

3.      Board Policies and Procedures. Each Engine Appointee understands and acknowledges that all members of the Board, including the Engine Appointees, are required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s code of business conduct and ethics, securities trading policies, director confidentiality policies, and corporate governance guidelines, and agrees to preserve the confidentiality of Company business and information, including discussions of matters considered in meetings of the Board or Board committees. Each Engine Appointee and Engine shall provide the Company with such information concerning such Engine Appointee or Engine, as the case may be, as is required to be disclosed under applicable law or stock exchange regulations, in each case as promptly as practicable following the Company’s written request therefor.

4.      Representations and Warranties of the Company. The Company represents and warrants to Engine that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

5.      Representations and Warranties of Engine.

(a)    Engine represents and warrants to the Company that (i) the authorized signatory of each Engine Member set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind it thereto, (ii) this Agreement has been duly authorized, executed and delivered by each Engine Member, and is a valid and binding obligation of such Engine Member, enforceable against such Engine Member in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (iii) to the extent that any Engine Member is a legal entity, the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of such Engine Member as currently in effect, and (iv) the execution, delivery and performance of this Agreement by each Engine Member does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Engine Member, (B) violate or conflict with any agreement, arrangement or understanding among the Engine Members, or (C) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such Engine Member is a party or by which it is bound.

(b)    Engine represents and warrants to the Company that, as of the date of this Agreement, (i) Engine is deemed to beneficially own, in the aggregate, 956,690 shares of Common Stock and (ii) Engine does not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).

6.      Mutual Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period or, if earlier, until such time as the other Party or any of its agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall have breached this Section, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors, will in any way publicly disparage, call into disrepute, defame, slander or otherwise criticize the other Parties or such other Parties’ subsidiaries, affiliates, successors, assigns, officers (including any current officer of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), directors (including any current director of a Party or a Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), employees, shareholders, agents, attorneys or representatives, or any of their products or services, in any manner that would damage the business or reputation of such other Parties, their products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, shareholders, agents, attorneys or representatives.

7.      Press Release. Promptly following the execution of this Agreement, the Company and Engine will jointly issue a mutually agreeable press release (the “Mutual Press Release”) announcing certain terms of this Agreement, in the form attached hereto as Exhibit A. Prior to the issuance of the Mutual Press Release, neither the Company nor any Engine Member will issue any press release or public announcement regarding this Agreement without the prior written consent of the other Parties. Until the 2016 Annual Meeting, neither the Company nor any Engine Member nor Mr. Ajdler or Mr. Schauerman will make any public announcement or statement that is inconsistent with or contrary to the statements made in the Mutual Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other Party.

8.      Expenses. Promptly following the execution of this Agreement, the Company shall reimburse Engine for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with seeking Board representation at the Company at the 2016 Annual Meeting and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $150,000 in the aggregate.

9.      Termination. Upon the expiration of the Standstill Period in accordance with Section 2(a), this Agreement will immediately and automatically terminate and no Party shall have any further right or obligation under this Agreement; provided that Sections 3 and 9 through 14 shall survive any termination of this Agreement.

10.    Specific Performance. Each of the Parties acknowledge and agree that irreparable injury to the other Party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that Engine, on the one hand, and the Company, on the other hand (the “Moving Party”), will each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 10 is not the exclusive remedy for any violation of this Agreement.

11.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

12.    Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications are as follows:

If to the Company:

MYR Group Inc.
1701 Golf Road, Suite 3-1012
Rolling Meadows, Illinois 60008
Attention: Gerald B. Engen, Jr.
Telephone: (847) 290-1891
Facsimile: (847) 290-1892

with a copy (which will not constitute notice) to:

Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
Attention: James P. Dougherty
Telephone: (216) 586-7302
Facsimile: (216) 579-0212

If to Engine or any Engine Member:

Engine Capital, L.P.
1370 Broadway, 5th Floor
New York, New York 10018
Attention: Arnaud Ajdler
Telephone: (212) 321-0048
Facsimile: (646) 380-1220

with a copy (which will not constitute notice) to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Andrew M. Freedman
Telephone: (212) 451-2250
Facsimile: (212) 451-2222

13.              Applicable Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits, with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

14.              Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries. This Agreement contains the entire understanding of the Parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each of the Company and Engine, except that the signature of an authorized representative of the Company will not be required to permit an Affiliate of Engine to agree to be an Engine Member and be bound by the terms and conditions of this Agreement. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors, heirs, executors, legal representatives and permitted assigns. No Party will assign this Agreement or any rights or obligations hereunder without, with respect to any Engine Member, the prior written consent of the Company, and with respect to the Company, the prior written consent of Engine. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons.

15.              Counterparts. This Agreement may be executed in two or more counterparts, each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

THE COMPANY:

MYR GROUP INC.

By:	/s/ William A. Koertner
Name: William A. Koertner
Title: Chief Executive Officer

ENGINE:

ENGINE CAPITAL MANAGEMENT, LLC

By:	/s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Managing Member

ENGINE CAPITAL, L.P.

By:	Engine Investments, LLC,
General Partner

	By:	/s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Managing Member

ENGINE JET CAPITAL, L.P.

By:	Engine Investments, LLC,
General Partner

	By:	/s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Managing Member

ENGINE AIRFLOW CAPITAL, L.P.

By:	Engine Investments, LLC,
General Partner

	By:	/s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Managing Member

[Signature Page to Settlement Agreement]

ENGINE INVESTMENTS, LLC

By:	/s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Managing Member

ENGINE INVESTMENTS II, LLC

By:	/s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Managing Member

/s/ Arnaud Ajdler
ARNAUD AJDLER

/s/ John P. Schauerman
JOHN P. SCHAUERMAN

[Signature Page to Settlement Agreement]

Exhibit A

Press Release

FOR IMMEDIATE RELEASE

MYR GROUP ANNOUNCES AGREEMENT WITH ENGINE CAPITAL

Agrees to Appoint John P. Schauerman and Arnaud Ajdler as Independent Directors to the Board

Rolling Meadows, IL and New York, NY – March 22, 2016 – MYR Group Inc. (“MYR Group” or the “Company”) (NASDAQ:MYRG), a leading specialty contractor serving the electrical infrastructure market in the United States and Canada, today announced that it has entered into an agreement with Engine Capital, L.P. and its affiliates (“Engine Capital”) regarding the composition of the MYR Group Board of Directors (the “Board”). Under the terms of the agreement, John P. Schauerman has been appointed to the Board, effective immediately, and Arnaud Ajdler, Managing Member of Engine Capital, will join the Board, effective immediately following the 2016 annual meeting of stockholders of the Company (the “2016 Annual Meeting”). With these appointments, the Company’s Board will be expanded to 11 directors, 10 of whom are independent.

“MYR Group has long benefited from a diverse Board with directors who represent different functional disciplines, experiences and points of view,” said Bill Koertner, MYR Group’s President and CEO. “As the Company’s results show, we are making good progress executing our three-pronged strategy of prudent organic growth, acquisitions and returning capital to shareholders. We look forward to working closely with John and Arnaud as well as the rest of the Board to enhance long-term value for all MYR Group shareholders.”

Arnaud Ajdler, Managing Member of Engine Capital, said, “We have had a productive dialogue with MYR Group and are pleased to have reached an agreement which we believe is a good outcome for all shareholders. We believe the addition of the two new independent directors to the Board will help the Company identify and execute upon opportunities to further enhance value for the benefit of all MYR Group shareholders. We look forward to continuing to work closely with the Company and the Board.”

Under the terms of the agreement between MYR Group and Engine Capital, Engine Capital has agreed to customary standstill and voting commitments. Mr. Schauerman will be appointed to the Board immediately to serve as a Class III director and will be nominated for election to the Board as part of the Company’s slate for the 2016 Annual Meeting and Mr. Ajdler will be appointed to the Board following the 2016 Annual Meeting to serve as a Class I director. The agreement also provides that Mr. Schauerman will be appointed to each of the Nominating and Corporate Governance Committee and Audit Committee and Mr. Ajdler will be appointed to the Compensation Committee, subject to their eligibility to serve in such capacities pursuant to applicable law and stock exchange regulations. The complete agreement will be included as an exhibit to a Current Report on Form 8-K and filed by MYR Group with the U.S. Securities and Exchange Commission.

About Arnaud Ajdler

Mr. Ajdler is currently the Managing Member of Engine Capital Management, LLC, which serves as the investment manager to value-oriented special situations funds, that invest both actively and passively in companies undergoing change, and is the Managing Member of each of Engine Investments, LLC and Engine Investments II, LLC. Prior to founding Engine Capital Management, LLC in March 2013, Mr. Ajdler served as a Managing Director of Crescendo Partners L.P., a principal investment firm, from December 2005 to February 2013. In addition, Mr. Ajdler has served as a director of Destination Maternity Corporation, the world’s largest designer and retailer of maternity apparel , since March 2008, and as Non-Executive Chairman of its board of directors since February 2011. He has also served as a director and on the compensation and nominating and corporate governance committees of Stewart Information Services Corporation, a company that provides title insurance and real estate services worldwide, since May 2014, and as a director of StarTek, Inc., a provider of business process outsourcing services, since May 2015. Mr. Ajdler is also an Adjunct Professor at Columbia University Business School where he teaches a course in Value Investing. He also previously served as a director and on the audit committee of Imvescor Restaurant Group, Inc., a Canadian franchisor of restaurant concepts from July 2013 to March 2016, as a director and chair of the corporate governance and nominating committee of Charming Shoppes, Inc., an apparel retailer, from 2008 until the company was acquired in June 2012, and as a director and on the compensation and human resources committee of O’Charley’s Inc., a multi-concept restaurant company, from March 2012 until the company was acquired in April 2012. Since its inception in June 2006 and until its combination with Primoris Services Corporation in July 2008, Mr. Ajdler served as a member of the board of directors and as the Secretary of Rhapsody Acquisition Corp., an OTC Bulletin Board-listed blank check company formed to effect a business combination with an operating business. From June 2004 until June 2006, Mr. Ajdler served as the Chief Financial Officer, a director and the Secretary of Arpeggio Acquisition Corporation, a specified purpose acquisition company (“Arpeggio”). Arpeggio completed its business combination with Hill International, Inc., a worldwide construction consulting firm, in June 2006, and until June 2009, Mr. Ajdler served as a director of the surviving company, a NYSE listed company. From August 2006 until the company was acquired in October 2007, Mr. Ajdler served as a director of The Topps Company, Inc., a company that provides baseball, football, hockey, entertainment, and pop culture products.

About John P. Schauerman

Mr. Schauerman served as Executive Vice President of Corporate Development of Primoris Services Corporation (“Primoris”), a specialty construction and infrastructure company (“Primoris”), from February 2009 to May 2013, where he was responsible for developing and integrating Primoris’ overall strategic plan, including the evaluation and structuring of new business opportunities and acquisitions. Prior to that, Mr. Schauerman served as Primoris’ Chief Financial Officer from February 2008 to February 2009, during which time Primoris went public through a merger with Rhapsody Acquisition Corp. He also served as a director of Primoris from July 2008 to May 2013 and as a director of its predecessor entity, ARB, Inc. (“ARB”) from 1993 to July 2008. Mr. Schauerman joined ARB in 1993 as Senior Vice President. Previously, he served as Senior Vice President of Wedbush Morgan Securities, Inc., a regional investment bank focused on financing activities for middle market companies (n/k/a Wedbush Securities, Inc.). Mr. Schauerman has served on the Boards of Directors of Harmony Merger Corp., a blank check company, since March 2015 and Wedbush Securities, Inc., a leading financial services and investment firm, since August 2014. He previously served as a director of Quartet Merger Corporation, a blank check company, from November 2013 to October 2014. Mr. Schauerman holds an M.B.A. in Finance from Columbia University and a B.S. in Electrical Engineering from the University of California, Los Angeles.

About MYR Group Inc.

MYR Group is a leading specialty contractor serving the electrical infrastructure market throughout the United States and Canada, and has the experience and expertise to complete electrical installations of any type and size. MYR Group’s comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. MYR Group’s transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. MYR Group also provides commercial and industrial electrical contracting services to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the western and northeastern United States. For more information, visit myrgroup.com.

About Engine Capital

Engine Capital is a value-oriented special situations fund that invests both actively and passively in companies undergoing change.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “likely,” “unlikely,” “possible,” “potential,” “should” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this press announcement should be evaluated together with the many uncertainties that affect MYR’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in any risk factors or cautionary statements contained in MYR’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Additional Information

MYR Group, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from MYR Group stockholders in connection with the matters to be considered at MYR Group’s 2016 Annual Meeting. MYR Group filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement with the SEC in connection with the solicitation of proxies from MYR Group stockholders for MYR Group’s 2016 Annual Meeting. MYR GROUP STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of MYR Group’s directors and executive officers in MYR Group securities is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with MYR Group’s 2016 Annual Meeting. Information can also be found in MYR Group’s most recent Annual Report on Form 10-K and in MYR Group’s preliminary proxy statement for the 2016 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by MYR Group with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at MYR Group’s website at www.myrgroup.com or by writing to our Corporate Secretary, at MYR Group Inc., 1701 Golf Road, Suite 3-1012, Rolling Meadows, Illinois 60008.

Contact:

Betty R. Johnson

Chief Financial Officer

847-290-1891

investorinfo@myrgroup.com

Matt Sherman / Barrett Golden / Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449